Exhibit 99.2

Elephant Talk Communications Appoints Carl D. Stevens and Geoffrey Leland to its Board of Directors

New Independent Board Members Bring Additional Telecommunications, Management and Capital Markets Expertise to Elephant Talk Board

OKLAHOMA CITY, OK — March 26, 2014 - Elephant Talk Communications Corp. (NYSE MKT: ETAK) (“Elephant Talk” or the “Company”), a global provider of Software Defined Network Architecture (Software DNA™ 2.0) platforms and cyber security solutions, today announced the appointment of two independent Directors to the Company’s Board of Directors (the “Board”). Effective April 1, 2014, Carl D. Stevens and Geoffrey Leland will join the Board, filling vacancies created following the 2013 annual meeting of stockholders in December 2013.

As part of their appointment, Mr. Stevens and Mr. Leland will join Mr. Rijkman Groenink as members of the Board’s Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Steven van der Velden, Chairman and CEO stated: “Elephant Talk is very proud to welcome Carl and Geoffrey as independent members to its Board. Their collective wealth of knowledge and relevant industry expertise will be of great value to our Company and our stockholders as we continue to execute on our long-term growth plans.”

Geoffrey Leland, 44, is the Founder and Principal of LTR Advisory Limited, a Technology, Media and Telecommunications focused advisory firm. Previously, Mr. Leland served in a number of roles on the technology and telecoms team at Apax Partners SA. His capital market experience includes serving as a Senior Associate at Cowen's London-based Technology Corporate Finance division and in the Mergers and Acquisitions Division at BNP Paribas. He has also served as a director for a number of technology companies including Vizada, Odyssey Financial Technologies and Aims Software, as well as board observer of Cartesis, CCMX, DxO Labs, and Avisium. Mr. Leland received an M.B.A., with distinction (Beta Gamma Sigma) from UC Berkeley's Haas School and an undergraduate Bachelor's degree from the University of Pennsylvania.

Carl D. Stevens, 67, brings to Elephant Talk significant senior-level management experience including 26 years at IBM where he held various sales and management positions including founding and managing IBM’s National Distribution Division’s Contract Compliance Department. Previously, Mr. Stevens served as CEO and President of Cogient Corporation, a medical software and services provider. Earlier, he held the position of Division President at Infocast Corporation Inc. where he headed the Company’s e-Learning and Virtual Contact Center divisions and had served as President and CEO of ITC Corp., a NASDAQ-listed publisher and distributor of multimedia training materials. Mr. Stevens served as a member of the compensation committee of the board of directors of Diamondhead Casino Corporation. He attended Indiana University where he majored in business administration. Mr. Stevens is a veteran of the United States Air Force.

Elephant Talk Communications Corp.

Cross Rock Place Executive Suites No. 102

3600 NW 138th,

Oklahoma City, OK. USA

(813) 926 8920

About Elephant Talk Communications Corp.:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a global provider of mobile proprietary Software Defined Network Architecture (Software DNA™ 2.0) platforms for the telecommunications industry. The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, superior Industry Expertise and high quality Customer Service without substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Network Operators amongst its customers, including Vodafone, T-Mobile, Zain and Iusacell. Visit: www.elephanttalk.com.

About ValidSoft UK Limited:

ValidSoft UK Limited (“ValidSoft”) provides advanced mobile-and cloud-security solutions. ValidSoft’s custom-built sophisticated multi-factor authentication platform (SMART™) takes full advantage of telecommunications and includes a leading proprietary voice biometric engine. The platform combats electronic fraud and safeguards consumer privacy across internet, mobile banking, card, mobile and fixed line telecommunication channels. The company counts some of the largest financial institutions among its customers. ValidSoft is the only security software company in the world that has been granted three European Privacy Seals. Visit:

www.validsoft.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the ability of the Company to regain compliance with the listing standards of the NYSE MKT. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested  in Elephant Talk’s filings with the Securities and Exchange Commission (the “SEC”), copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Relations:

Steve Gersten

Elephant Talk Communications Corp.
+ 1 813 926 8920

steve.gersten@elephanttalk.com

Thomas Walsh
Alliance Advisors
+ 1 212 398 3486
twalsh@allianceadvisors.net

Public Relations:

US: Michael Glickman

MWG CO

(917) 596.1883

mike@mwgco.net

Elephant Talk Communications Corp.

Cross Rock Place Executive Suites No. 102

3600 NW 138th,

Oklahoma City, OK. USA

(813) 926 8920